Exhibit 99.1

Power REIT Announces Extension of Time for Investors to Participate in its Previously Announced Rights Offering

Old Bethpage, New York, January 21, 2021 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it has extended the date for the expiration of the closing on the previously announced Rights Offering to January 29, 2021.

David Lesser, Power REIT’s Chairman and CEO, commented, “Power REIT has received significant positive feedback regarding the investor friendly nature of the Rights Offering. In addition, we have received numerous communications expressing concerns about investors not yet receiving the Rights Offering package in the mail or having received it very late. It seems that the mail in the United States may currently be unusually slow whether due to COVID19 or other reasons. Accordingly, we have concluded to push back to January 29, 2021 the date of the closing on the Rights Offering to give investors additional time to participate.”

STATEMENT ON SUSTAINABILITY

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation. CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s. Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis. Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

ABOUT POWER REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture. Additional information about Power REIT can be found on its website: www.pwreit.com

ABOUT THE APOTHEKE

The Apotheke was founded in 2018 in Colorado Springs by a woman on a mission to create craft quality Cannabis. With innovative solutions and cultivating techniques, we are setting a new standard in the Cannabis industry by breeding a vast selection of medical strains. We offer high quality cannabis flowers, edibles, ingestibles and topicals targeted to treat a variety of ailments. We are focused on creating an exceptional experience for our customers by educating and working with each individual to provide a product that will have a positive impact on their lives. Additional information about The Apotheke can be found on its website: https://www.theapotheke.co

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com